Bloom Energy Reports Record Revenue in Third Quarter 2023 Financial Results

SAN JOSE, Calif., November 8, 2023 - Bloom Energy Corporation (NYSE: BE) reported today its total revenue for the third quarter ended September 30, 2023 grew 37% compared with the third quarter of 2022. The record revenue for the quarter was driven by continued growth in Product and Service revenue.

Third Quarter Highlights

•Revenue of $400.3 million in the third quarter of 2023, an increase of 36.9% compared to $292.3 million in the third quarter of 2022. Product and Service revenue of $352.5 million in the third quarter of 2023, an increase of 40.7% compared to $250.6 million in the third quarter of 2022.
•Gross margin of (1.3)% in the third quarter of 2023, a decrease of 18.7 percentage points compared to 17.4% in the third quarter of 2022.
•Non-GAAP gross margin of 31.6% in the third quarter of 2023, an increase of 12.4 percentage points compared to 19.1% in the third quarter of 2022.
•Operating loss of $103.7 million in the third quarter of 2023, a decrease of $51.1 million compared to $52.6 million in the third quarter of 2022.
•Non-GAAP operating profit of $51.8 million in the third quarter of 2023, an improvement of $80.3 million compared to a non-GAAP operating loss of $28.5 million in the third quarter of 2022.

“Bloom Energy is executing at a high level on innovation and growth,” said KR Sridhar, Chairman and CEO of Bloom Energy. “AI adoption across all sectors of our society will become a forcing function for data centers to adopt Bloom energy servers as a quickly deployable primary power solution. The ability to quickly deploy our energy servers together with our CHP solution for data center cooling and carbon capture for sustainability creates a real competitive advantage over virtually all alternatives in the marketplace. We are excited with our results and future prospects.”

Greg Cameron, President and CFO of Bloom Energy, added, “We had a very strong third quarter and are executing across our company. We achieved record third quarter revenues with expanding margins. We have made significant progress on reducing our costs as we continue to invest and innovate for our future. We are well positioned to meet our 2023 goals.”

Summary of Key Financial Metrics

Preliminary Summary of GAAP Profit and Loss Statements

($000), except EPS data	Q3’23	Q2’23	Q3’22	Q3’23 YTD	Q3’22 YTD
Revenue	400,268	301,095	292,274	976,554	736,549
Cost of Revenue	405,482	244,745	241,330	871,151	659,638
Gross (Loss) Profit	(5,214)	56,350	50,944	105,403	76,911
Gross Margin	(1.3)%	18.7%	17.4%	10.8%	10.4%
Operating Expenses	98,494	110,806	103,536	327,248	297,335
Operating Loss	(103,708)	(54,456)	(52,592)	(221,845)	(220,424)
Operating Margin	(25.9)%	(18.1)%	(18.0)%	(22.7)%	(29.9)%
Non-operating Expenses	65,291	11,607	4,485	84,782	33,812
Net Loss to Common Stockholders	(168,999)	(66,061)	(57,077)	(306,627)	(254,236)
GAAP EPS, Basic and Diluted	$(0.80)	$(0.32)	$(0.31)	$(1.47)	$(1.41)

Preliminary Summary of Non-GAAP Financial Information1

($000), except EPS data	Q3’23	Q2’23	Q3’22	Q3’23 YTD	Q3’22 YTD
Revenue	400,268	301,095	292,274	976,554	736,549
Cost of Revenue	273,888	239,678	236,349	730,329	556,430
Gross Profit	126,380	61,418	55,925	246,225	180,119
Gross Margin	31.6%	20.4%	19.1%	25.2%	24.5%
Operating Expenses	74,580	87,357	84,449	254,457	272,620
Operating Income (Loss)	51,800	(25,940)	(28,524)	(8,232)	(92,501)
Operating Margin	12.9%	(8.6)%	(9.8)%	(0.8)%	(12.6)%
Adjusted EBITDA	66,415	(8,421)	(13,076)	42,051	(46,320)
Basic EPS	$0.20	$(0.17)	$(0.20)	$(0.19)	$(0.72)
Diluted EPS	$0.15	$(0.17)	$(0.20)	$(0.19)	$(0.72)

1.A detailed reconciliation of GAAP to Non-GAAP financial measures is provided at the end of this press release

Outlook

Bloom reaffirms outlook for the full-year 2023:

•Revenue, billion:                            $1.4 - $1.5
•Product & Service Revenue, billion:                    $1.25 - $1.35
•Non-GAAP Gross Margin:                        ~25%
•Non-GAAP Operating Margin:                    Positive

Conference Call Details

Bloom will host a conference call today, November 8, 2023, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss its financial results. To participate in the live call, analysts and investors may call toll-free dial-in number: +1 (888) 330-2443 and toll-dial-in-number +1 (240) 789-2728. The conference ID is 4781037. A simultaneous live webcast will also be available under the Investor Relations section on our website at https://investor.bloomenergy.com/. Following the webcast, an archived version will be available on Bloom’s website for one year. A telephonic replay of the conference call will be available for one week following the call, by dialing +1 (800) 770-2030 or +1 (647) 362 9199 and entering passcode 4781037.

Use of Non-GAAP Financial Measures

This release includes certain non-GAAP financial measures as defined by the rules and regulations of the Securities and Exchange Commission (SEC). These non-GAAP financial measures are in addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with U.S. GAAP. There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. For example, other companies may calculate non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. Bloom urges you to review the reconciliations of its non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures set forth in this press release, and not to rely on any single financial measure to evaluate our business. With respect to Bloom’s expectations regarding its 2023 Outlook, Bloom is not able to provide a quantitative reconciliation of non-GAAP gross margin and non-GAAP operating margin measures to the corresponding GAAP measures without unreasonable efforts due to the uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation expense. Material changes to reconciling items could have a significant effect on future GAAP results and, as such, we believe that any reconciliation provided would imply a degree of precision that could be confusing or misleading to investors.

About Bloom Energy

Bloom Energy empowers businesses and communities to responsibly take charge of their energy. The company’s leading solid oxide platform for distributed generation of electricity and hydrogen is changing the future of energy. Fortune 100 companies turn to Bloom Energy as a trusted partner to deliver lower carbon energy today and a net-zero future. For more information, visit www.bloomenergy.com.

Forward-Looking Statements

This press release contains certain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or the negative of these words or similar terms or expressions that concern Bloom’s expectations, strategy, priorities, plans or intentions. These forward-looking statements include, but are not limited to, Bloom’s expectations regarding: innovation and solutions; customer reaction to Bloom’s products; Bloom’s liquidity position; market demand for energy solutions; and Bloom’s 2023 outlook for revenue and profitability. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors including, but not limited to: Bloom’s limited operating history; the emerging nature of the distributed generation market and rapidly evolving market trends; the significant losses Bloom has incurred in the past; the significant upfront costs of Bloom’s Energy Servers and Bloom’s ability to secure financing for its products; Bloom’s ability to drive cost reductions and to successfully mitigate against potential price increases; Bloom’s ability to service its existing debt obligations; Bloom’s ability to be successful in new markets; the ability of the Bloom Energy Server to operate on the fuel source a customer will want; the success of the strategic partnership with SK ecoplant in the United States and international markets; timing and development of an ecosystem for the hydrogen market, including in the South Korean market; continued incentives in the South Korean market; adapting to the new government bidding process in the South Korean market; the timing and pace of adoption of hydrogen for stationary power; the risk of manufacturing defects; the accuracy of Bloom’s estimates regarding the useful life of its Energy Servers; delays in the development and introduction of new products or updates to existing products; Bloom’s ability to secure partners in order to commercialize its electrolyzer and carbon capture products; supply constraints; the availability of rebates, tax credits and other tax benefits; changes in the regulatory landscape; Bloom’s reliance on tax equity financing arrangements; Bloom’s reliance upon a limited number of customers; Bloom’s lengthy sales and installation cycle, construction, utility interconnection and other delays and cost overruns related to the installation of its Energy Servers; business and economic conditions and growth trends in commercial and industrial energy markets; global macroeconomic conditions, including rising interest rates, recession fears and inflationary pressures, or geopolitical events or conflicts; overall electricity generation market; Bloom’s ability to protect its intellectual property; and other risks and uncertainties detailed in Bloom’s SEC filings from time to time. More information on potential factors that may impact Bloom’s business are set forth in Bloom’s periodic reports filed with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2022 as filed with the SEC on February 21, 2023 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023, and September 30, 2023, as filed with the SEC on May 9, 2023, August 3, 2023, and November 8, 2023, respectively, as well as subsequent reports filed with or furnished to the SEC from time to time. These reports are available on Bloom’s website at www.bloomenergy.com and the SEC’s website at www.sec.gov. Bloom assumes no obligation to, and does not currently intend to, update any such forward-looking statements.

The Investor Relations section of Bloom’s website at investor.bloomenergy.com contains a significant amount of information about Bloom Energy, including financial and other information for investors. Bloom encourages investors to visit this website from time to time, as information is updated and new information is posted.

Investor Relations: Ed Vallejo Bloom Energy +1 (267) 370-9717	Media: Amanda Song Bloom Energy press@bloomenergy.com

Condensed Consolidated Balance Sheets
(preliminary & unaudited)
(in thousands, except share data)

	September 30,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents[1]	$557,384	$348,498
Restricted cash[1]	42,614	51,515
Accounts receivable less allowance for doubtful accounts of $119 as of September 30, 2023 and December 31, 2022[1,2]	334,495	250,995
Contract assets[3]	143,875	46,727
Inventories[1]	475,649	268,394
Deferred cost of revenue[4]	62,212	46,191
Prepaid expenses and other current assets[1]	66,243	43,643
Total current assets	1,682,472	1,055,963
Property, plant and equipment, net[1]	490,535	600,414
Operating lease right-of-use assets[1]	127,973	126,955
Restricted cash[1]	37,698	118,353
Deferred cost of revenue	4,286	4,737
Other long-term assets[1]	33,208	40,205
Total assets	$2,376,172	$1,946,627
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable[1]	$153,793	$161,770
Accrued warranty	16,537	17,332
Accrued expenses and other current liabilities[1,5]	116,480	144,183
Deferred revenue and customer deposits[1,6]	119,157	159,048
Operating lease liabilities[1]	16,666	16,227
Financing obligations	39,093	17,363
Recourse debt	—	12,716
Non-recourse debt[1]	—	13,307
Total current liabilities	461,726	541,946
Deferred revenue and customer deposits[1]	14,499	56,392
Operating lease liabilities[1]	133,602	132,363
Financing obligations	410,365	442,063
Recourse debt	840,492	273,076
Non-recourse debt[1]	1,483	112,480
Other long-term liabilities	8,805	9,491
Total liabilities	$1,870,972	$1,567,811

	September 30,	December 31,
	2023	2022
Commitments and contingencies
Stockholders’ equity:
Common stock: $0.0001 par value; Class A shares - 600,000,000 shares authorized and 223,860,870 shares and 189,864,722 shares issued and outstanding and Class B shares - 600,000,000 shares authorized and 0 shares and 15,799,968 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively	21	20
Additional paid-in capital	4,360,080	3,906,491
Accumulated other comprehensive loss	(2,378)	(1,251)
Accumulated deficit	(3,871,110)	(3,564,483)
Total equity attributable to common stockholders	486,613	340,777
Noncontrolling interest	18,587	38,039
Total stockholders’ equity	$505,200	$378,816
Total liabilities and stockholders’ equity	$2,376,172	$1,946,627

1 We have a variable interest entity related to PPA V and a joint venture in the Republic of Korea, which represent a portion of the consolidated balances recorded within these financial statement line items.
In August 2023, we sold the PPA V entity as a result of the PPA V Repowering of Energy Servers, as such the consolidated balances recorded within these financial statement line items as of September 30, 2023 exclude PPA V balances.
2 Including amounts from related parties of $247.9 million and $4.3 million as of September 30, 2023 and December 31, 2022, respectively.
3 Including amounts from related parties of $3.4 million as of September 30, 2023. There was no respective related party amounts as of December 31, 2022.
4 Including amounts from related parties of $23.4 million as of September 30, 2023. There was no respective related party amounts as of December 31, 2022.
5 Including amounts from related parties of $5.7 million as of September 30, 2023. There was no respective related party amounts as of December 31, 2022.
6 Including amounts from related parties of $11.1 million as of September 30, 2023. There was no respective related party amounts as of December 31, 2022.

Condensed Consolidated Statements of Operations
(preliminary & unaudited)
(in thousands, except net loss per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

Revenue:
Product	$304,976	$213,243	$713,427	$520,415
Installation	21,916	22,682	66,762	48,964
Service	47,535	37,347	130,496	111,012
Electricity	25,841	19,002	65,869	56,158
Total revenue[1]	400,268	292,274	976,554	736,549
Cost of revenue:
Product	182,832	158,176	457,591	393,337
Installation	25,902	28,333	77,881	57,836
Service	57,370	41,792	165,877	124,646
Electricity	139,378	13,029	169,802	83,819
Total cost of revenue	405,482	241,330	871,151	659,638
Gross (loss) profit	(5,214)	50,944	105,403	76,911
Operating expenses:
Research and development	35,126	36,146	122,309	112,286
Sales and marketing	20,002	23,275	73,935	65,084
General and administrative	43,366	44,115	131,004	119,965
Total operating expenses	98,494	103,536	327,248	297,335
Loss from operations	(103,708)	(52,592)	(221,845)	(220,424)
Interest income	7,419	1,109	13,771	1,364
Interest expense	(68,037)	(13,099)	(93,736)	(41,000)
Other (expense) income, net	(1,577)	4,472	(3,660)	254
Loss on extinguishment of debt	(1,415)	—	(4,288)	(4,233)
(Loss) gain on revaluation of embedded derivatives	(114)	54	(1,213)	623
Loss before income taxes	(167,432)	(60,056)	(310,971)	(263,416)
Income tax provision	646	336	1,083	888
Net loss	(168,078)	(60,392)	(312,054)	(264,304)
Less: Net gain (loss) attributable to noncontrolling interest	921	(3,315)	(5,427)	(9,768)
Net loss attributable to common stockholders	(168,999)	(57,077)	(306,627)	(254,536)
Less: Net loss attributable to redeemable noncontrolling interest	—	—	—	(300)
Net loss before portion attributable to redeemable noncontrolling interest and noncontrolling interest	$(168,999)	$(57,077)	$(306,627)	$(254,236)
Net loss per share available to common stockholders, basic and diluted	$(0.80)	$(0.31)	$(1.47)	$(1.41)
Weighted average shares used to compute net loss per share available to common stockholders, basic and diluted	210,930	186,487	208,798	180,762

1 Including related party revenue of $125.7 million and $361.0 million for the three and nine months ended September 30, 2023, respectively, and $12.5 million and $30.2 million for the three and nine months ended September 30, 2022, respectively.

Condensed Consolidated Statement of Cash Flows
(preliminary & unaudited)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Cash flows from operating activities:
Net loss	$(168,078)	$(60,392)	$(312,054)	$(264,304)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	14,615	15,485	50,283	46,182
Non-cash lease expense	8,356	9,353	24,540	18,153
(Loss) gain on disposal of property, plant and equipment	(19)	—	177	(523)
Revaluation of derivative contracts	114	(11,320)	1,213	(9,640)
Impairment of assets related to PPA V and PPA IIIa	130,111	—	130,111	44,800
Derecognition of loan commitment asset related to SK ecoplant Second Tranche Closing	52,792	—	52,792	—
Stock-based compensation	21,315	23,686	77,160	81,460
Amortization of warrants and debt issuance costs	1,514	704	3,300	2,355
Loss on extinguishment of debt	1,415	—	4,288	4,233
Unrealized foreign currency exchange loss	1,517	810	3,029	3,086
Other	—	—	—	3,487
Changes in operating assets and liabilities:
Accounts receivable[1]	16,100	6,820	(83,851)	15,758
Contract assets[2]	(108,692)	7,606	(97,148)	(567)
Inventories	(8,969)	(47,973)	(206,315)	(110,797)
Deferred cost of revenue[3]	(8,370)	139	(15,914)	(8,856)
Customer financing receivable	—	—	—	2,510
Prepaid expenses and other current assets	(22,807)	(9,953)	(20,849)	(15,766)
Other long-term assets	10,219	(730)	13,634	(730)
Operating lease right-of-use assets and operating lease liabilities	(8,432)	(260)	(23,879)	2,162
Finance lease liabilities	171	451	907	499
Accounts payable	(41,589)	(11,943)	(5,695)	38,642
Accrued warranty	1,631	1,597	(795)	1,597
Accrued expenses and other current liabilities[4]	4,782	18,519	(30,937)	502
Deferred revenue and customer deposits[5]	(30,275)	(2,558)	(57,041)	(12,716)
Other long-term liabilities	(590)	(9,980)	(1,320)	(9,980)
Net cash used in operating activities	(133,169)	(69,939)	(494,364)	(168,453)
Cash flows from investing activities:
Purchase of property, plant and equipment	(21,335)	(36,179)	(67,485)	(80,907)
Proceeds from sale of property, plant and equipment	(22)	—	3	—
Net cash used in investing activities	(21,357)	(36,179)	(67,482)	(80,907)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Cash flows from financing activities:
Proceeds from issuance of debt	(35)	—	633,983	—
Payment of debt issuance costs	(3,711)	—	(19,539)	—
Repayment of debt of PPA V and PPA IIIa	(118,538)	—	(118,538)	(30,212)
Debt make-whole payment related to PPA IIIa debt	—	—	—	(2,413)
Repayment of recourse debt	—	(6,533)	(72,852)	(17,262)
Proceeds from financing obligations	—	—	2,702	—
Repayment of financing obligations	(4,747)	(12,346)	(13,475)	(28,821)
Distributions and payments to noncontrolling interests	(2,265)	(1,557)	(2,265)	(5,972)
Proceeds from issuance of common stock	6,745	7,852	16,003	15,150
Proceeds from public share offering	—	385,396	—	385,396
Public share offering costs	—	(13,407)	—	(13,407)
Buyout of noncontrolling interest	(6,864)	—	(6,864)	—
Proceeds from issuance of Series B redeemable convertible preferred stock	—	—	310,957	—
Contributions from noncontrolling interest	—	2,815	6,979	2,815
Purchase of capped call related to convertible notes	—	—	(54,522)	—
Other	(250)	(63)	(408)	(63)
Net cash (used in) provided by financing activities	(129,665)	362,157	682,161	305,211
Effect of exchange rate changes on cash, cash equivalent and restricted cash	(657)	(896)	(985)	(1,643)
Net (decrease) increase in cash, cash equivalents and restricted cash	(284,848)	255,143	119,330	54,208
Cash, cash equivalents and restricted cash:
Beginning of period	922,544	414,179	518,366	615,114
End of period	637,696	669,322	637,696	669,322

1 Including changes in related party balances of $241.9 million and $6.8 million for the three months ended September 30, 2023 and 2022, respectively, and $243.6 million and $8.2 million for the nine months ended September 30, 2023 and 2022, respectively.
2 Including changes in related party balances of $3.4 million for the three and nine months ended September 30, 2023. There were no associated related party balances for the three and nine months ended September 30, 2022.
3 Including changes in related party balances of $23.4 million for the three and nine months ended September 30, 2023. There were no associated related party balances for the three and nine months ended September 30, 2022.
4 Including changes in related party balances of $5.7 million for the three and nine months ended September 30, 2023. There were no associated related party balances for the three and nine months ended September 30, 2022.
5 Including changes in related party balances of $11.1 million for the three and nine months ended September 30, 2023. There were no associated related party balances for the three and nine months ended September 30, 2022.

Reconciliation of GAAP to Non-GAAP Financial Measures
(preliminary & unaudited)
(in thousands, except percentages)

	Q3’23	Q2’23	Q3’22	Q3’23 YTD	Q3’22 YTD
GAAP revenue	400,268	301,095	292,274	976,554	736,549
GAAP cost of sales	405,482	244,745	241,330	871,151	659,638
GAAP gross (loss) profit	(5,214)	56,350	50,944	105,403	76,911
Non-GAAP adjustments:
Stock-based compensation expense	5,581	5,067	4,981	14,809	13,608
Impairment charge (PPA V, PPA IIIa)	123,700	—	—	123,700	44,800
Restructuring charges	725	—	—	725	—
PPA V Sales property tax	1,588	—	—	1,588	—
Non-GAAP gross profit	126,380	61,417	55,925	246,225	135,319
GAAP gross margin %	(1.3)%	18.7%	17.4%	10.8%	10.4%
Non-GAAP adjustments	32.9%	1.7%	1.7%	14.4%	7.9%
Non-GAAP gross margin %	31.6%	20.4%	19.1%	25.2%	18.4%

	Q3’23	Q2’23	Q3’22	Q3’23 YTD	Q3’22 YTD
GAAP loss from operations	(103,708)	(54,456)	(52,592)	(221,845)	(220,424)
Non-GAAP adjustments:
Stock-based compensation expense	21,564	28,479	24,031	79,596	82,938
Impairment charge (PPA V, PPA IIIa)	130,088	—	—	130,088	44,800
PPA V Sales property tax	1,588	—	—	1,588	—
Restructuring charges	2,226	—	—	2,226	—
Amortization of acquired intangible assets	42	37	37	115	185
Non-GAAP profit (loss) from operations	51,800	(25,940)	(28,524)	(8,232)	(92,501)
GAAP operating margin %	(25.9)%	(18.1)%	(18.0)%	(22.7)%	(29.9)%
Non-GAAP adjustments	38.8%	9.5%	8.2%	21.9%	17.4%
Non-GAAP operating margin %	12.9%	(8.6)%	(9.8)%	(0.8)%	(12.6)%

Reconciliation of GAAP Net Loss to non-GAAP Net Profit (Loss) and Computation of non-GAAP Net Profit (Loss) per Share (EPS)
(preliminary & unaudited)
(in thousands, except share data)

	Q3’23	Q2’23	Q3’22	Q3’23 YTD	Q3’22 YTD
Net loss to Common Stockholders	(168,999)	(66,061)	(57,077)	(306,627)	(254,236)
Non-GAAP adjustments:
Add back: Gain (loss) for non-controlling interests	921	(2,998)	(3,315)	(5,427)	(10,068)
Loss (gain) on derivative liabilities	114	1,216	(54)	1,213	(623)
Impairment charge (PPA V, PPA IIIa and Goodwill)	130,088	—	—	130,088	46,757
Loss on China JV investment	—	—	—	—	1,446
Loss on extinguishment of debt	1,415	2,873	—	4,288	4,233
Amortization of acquired intangible assets	42	37	37	115	185
Restructuring charges	2,226	—	—	2,226	—
PPA V Sales property tax	1,588	—	—	1,588	—
Stock-based compensation expense	21,564	28,479	24,031	79,596	82,938
Interest expense on SK loan commitment	52,792	—	—	52,792	—
Adjusted Net Profit (Loss)	41,751	(36,454)	(36,378)	(40,148)	(129,368)

Adjusted net profit (loss) per share (EPS), Basic	$0.20	$(0.17)	$(0.20)	$(0.19)	$(0.72)
Adjusted net profit (loss) per share (EPS), Diluted	$0.15	$(0.17)	$(0.20)	$(0.19)	$(0.72)
Weighted average shares outstanding attributable to common, Basic	210,930	208,692	186,487	208,798	180,762
Weighted-average shares outstanding attributable to common, Diluted	274,337	208,692	186,487	208,798	180,762

Reconciliation of GAAP Net Loss to Adjusted EBITDA
(preliminary & unaudited)
(in thousands)

	Q3’23	Q2’23	Q3’22	Q3’23 YTD	Q3’22 YTD
Net loss to Common Stockholders	(168,999)	(66,061)	(57,077)	(306,627)	(254,236)
Add back: (Gain) loss for non-controlling interests	921	(2,998)	(3,315)	(5,427)	(10,068)
Loss (gain) on derivative liabilities	114	1,216	(54)	1,213	(623)
Impairment charge (PPA V, PPA IIIa and Goodwill)	130,088	—	—	130,088	46,757
Loss on China JV investment	—	—	—	—	1,446
Loss on extinguishment of debt	1,415	2,873	—	4,288	4,233
Stock-based compensation expense	21,564	28,479	24,031	79,596	82,938
Restructuring charges	2,226	—	—	2,226	—
PPA V Sales property tax	1,588	—	—	1,588	—
Amortization of acquired intangible assets	42	37	37	115	185
Interest expense on SK loan commitment	52,792	—	—	52,792	—
Adjusted Net Profit (Loss)	41,751	(36,454)	(36,378)	(40,148)	(129,368)

Depreciation & amortization	14,615	17,519	15,485	50,283	46,182
Income tax provision	646	178	336	1,083	888
Interest expense (income), Other expense (income), net	9,403	10,336	7,518	30,833	35,978
Adjusted EBITDA	66,415	(8,421)	(13,076)	42,051	(46,320)

Use of non-GAAP financial measures

To supplement Bloom Energy condensed consolidated financial statement information presented on a GAAP basis, Bloom Energy provides financial measures including non-GAAP gross profit (loss), non-GAAP gross margin, non-GAAP operating profit (loss) (non-GAAP earnings from operations), non-GAAP operating profit (loss) margin, non-GAAP net earnings, non-GAAP basic and diluted earnings per share and Adjusted EBITDA. Bloom Energy also provides forecasts of non-GAAP gross margin and non-GAAP operating margin.

These non-GAAP financial measures are not computed in accordance with, or as an alternative to, GAAP in the United States.

•The GAAP measure most directly comparable to non-GAAP gross profit (loss) is gross profit (loss).
•The GAAP measure most directly comparable to non-GAAP gross margin is gross margin.
•The GAAP measure most directly comparable to non-GAAP operating profit (loss) (non-GAAP earnings from operations) is operating profit (loss) (earnings from operations).
•The GAAP measure most directly comparable to non-GAAP operating margin is operating margin.
•The GAAP measure most directly comparable to non-GAAP net earnings is net earnings.
•The GAAP measure most directly comparable to non-GAAP diluted earnings per share is diluted earnings per share.

•The GAAP measure most directly comparable to Adjusted EBITDA is net earnings.

Reconciliations of each of these non-GAAP financial measures to GAAP information are included in the tables above or elsewhere in the materials accompanying this news release.

Use and economic substance of non-GAAP financial measures used by Bloom Energy

Non-GAAP gross profit (loss) and non-GAAP gross margin are defined to exclude charges relating to stock-based compensation expense, PPA V and PPA IIIa repowering related impairment charges, restructuring charges, and PPA V Sales property tax. Non-GAAP net earnings and non-GAAP diluted earnings per share consist of net earnings or diluted net earnings per share excluding charges relating to stock-based compensation expense, gain (loss) for non-controlling interest, loss (gain) on derivatives liabilities, PPA V and PPA IIIa repowering related impairment charges, goodwill impairment, interest expense on SK loan commitment, restructuring charges, PPA V Sales property tax, loss on debt extinguishment, loss on China JV investment and the amortization of acquired intangible assets. Adjusted EBITDA is defined as net profit (loss) before interest expense, provision for income tax, depreciation and amortization expense, charges relating to stock-based compensation expense, gain (loss) for non-controlling interest, loss (gain) on derivatives liabilities, PPA V and PPA IIIa repowering related impairment charges, goodwill impairment, interest expense on SK loan commitment, restructuring charges, PPA V Sales property tax, loss on debt extinguishment, loss on China JV investment and the amortization of acquired intangible assets. Bloom Energy management uses these non-GAAP financial measures for purposes of evaluating Bloom Energy’s historical and prospective financial performance, as well as Bloom Energy’s performance relative to its competitors. Bloom Energy believes that excluding the items mentioned above from these non-GAAP financial measures allows Bloom Energy management to better understand Bloom Energy’s consolidated financial performance as management does not believe that the excluded items are reflective of ongoing operating results. More specifically, Bloom Energy management excludes each of those items mentioned above for the following reasons:

•Stock-based compensation expense consists of equity awards granted based on the estimated fair value of those awards at grant date. Although stock-based compensation is a key incentive offered to our employees, Bloom Energy excludes these charges for the purpose of calculating these non-GAAP measures, primarily because they are non-cash expenses and such an exclusion facilitates a more meaningful evaluation of Bloom Energy current operating performance and comparisons to Bloom Energy operating performance in other periods.
•Gain (loss) for non-controlling interest represents allocation to the non-controlling interests under the hypothetical liquidation at book value (HLBV) method and are associated with our Bloom Energy legacy PPA entities and the joint venture in the Republic of Korea.
•Loss (gain) on derivatives liabilities represents non-cash adjustments to the fair value of the embedded derivatives.
•PPA V repowering related impairment charge represents non-cash impairment charge on old server units decommissioned upon repowering of $123.7 million and non-cash impairment charge on non-recoverable production insurance of $6.4 million.
•PPA IIIa repowering related impairment charge represents non-cash impairment charges on old server units decommissioned upon repowering of $44.8 million.
•Goodwill impairment related to the acquisition of BE Japan in Q2 2021.
•Interest expense on SK loan commitment recognized as a result of automatic conversion of 13.5 million shares of our Series B redeemable convertible preferred stock to shares of our Class A common stock.
•Restructuring charges represented by severance expense recorded in the third quarter of 2023.
•PPA V Sales property tax related to PPA V repowering of old server units.
•Loss on debt extinguishment related to PPA V and PPA IIIa repowering.
•Loss on China JV investment upon sale of our equity interest.

•Amortization of acquired intangible assets.
•Adjusted EBITDA is defined as Adjusted Net Income (Loss) before depreciation and amortization expense, provision for income tax, interest expense (income), other expense (income), net. We use Adjusted EBITDA to measure the operating performance of our business, excluding specifically identified items that we do not believe directly reflect our core operations and may not be indicative of our recurring operations.

For more information about these non-GAAP financial measures, please see the tables captioned “Reconciliation of GAAP to Non-GAAP Financial Measures,” “Reconciliation of GAAP Net Loss to non-GAAP Net Profit (Loss) and Computation of non-GAAP Net Profit (Loss) per Share (EPS),” and “Reconciliation of GAAP Net Loss to Adjusted EBITDA” set forth in this release, which should be read together with the preceding financial statements prepared in accordance with GAAP.

Material limitations associated with use of non-GAAP financial measures

These non-GAAP financial measures have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of Bloom Energy results as reported under GAAP. Some of the limitations in relying on these non-GAAP financial measures are:

•Items such as stock-based compensation expense that is excluded from non-GAAP gross profit (loss), non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating profit (loss) (non-GAAP earnings from operations), non-GAAP operating margin, non-GAAP net earnings, and non-GAAP diluted earnings per share can have a material impact on the equivalent GAAP earnings measure.
•Gain (loss) for non-controlling interest and loss (gain) on derivatives liabilities, though not directly affecting Bloom Energy's cash position, represent the loss (gain) in value of certain assets and liabilities. The expense associated with this loss (gain) in value is excluded from non-GAAP net earnings, and non-GAAP diluted earnings per share and can have a material impact on the equivalent GAAP earnings measure.
•Other companies may calculate non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP operating profit (non-GAAP earnings from operations), non-GAAP operating profit margin, non-GAAP net earnings, non-GAAP diluted earnings per share and Adjusted EBITDA differently than Bloom Energy does, limiting the usefulness of those measures for comparative purposes.

Compensation for limitations associated with use of non-GAAP financial measures

Bloom Energy compensates for the limitations on its use of non-GAAP financial measures by relying primarily on its GAAP results and using non-GAAP financial measures only as a supplement. Bloom Energy also provides a reconciliation of each non-GAAP financial measure to its most directly comparable GAAP measure within this news release and in other written materials that include these non-GAAP financial measures, and Bloom Energy encourages investors to review those reconciliations carefully.

Usefulness of non-GAAP financial measures to investors

Bloom Energy believes that providing financial measures including non-GAAP gross profit (loss), non-GAAP gross margin, non-GAAP operating profit (loss) (non-GAAP earnings from operations), non-GAAP operating profit (loss) margin, non-GAAP net earnings, non-GAAP diluted earnings per share in addition to the related GAAP measures provides investors with greater transparency to the information used by Bloom Energy management in its financial and operational decision making and allows investors to see Bloom Energy’s results “through the eyes” of management. Bloom Energy further believes that providing this information better enables Bloom Energy investors to understand Bloom Energy’s operating performance and to evaluate the efficacy of the methodology and information used by Bloom Energy management to evaluate and measure such performance. Disclosure of these non-GAAP financial measures also facilitates comparisons of Bloom Energy’s operating performance with the performance of other companies in Bloom Energy’s industry that supplement their GAAP results with non-GAAP financial measures that may be calculated in a similar manner.